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Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-53688) of NCT Funding Company, L.L.C. of our report dated September 15, 2003 relating to the September 9, 2003 balance sheet of CIT Equipment Collateral 2003-EF1, which appears in this Current Report on Form 8-K. We also consent to the reference to us under the heading "Experts" in the Preliminary Prospectus Supplement with respect to CIT Equipment Collateral 2003-EF1.

PricewaterhouseCoopers LLP


New York, New York
September 17, 2003